UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) is September 20, 2005

                          OneSource Technologies, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                     000-30969              65-0691963
            --------                     ---------              ----------
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
incorporation or jurisdiction)                            Identification Number)


15730 N. 83rd Way, Suite 104, Scottsdale, Arizona                       85260
-------------------------------------------------                       -----
    (Address of principal executive office)                          (Zip Code)


       Registrant's telephone number, including area code: (800) 279-0859


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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INFORMATION TO BE INCLUDED IN THE REPORT


Item 8.01   Other Events.

     On September 20, 2005, OneSource Technologies, Inc. (the "Company") and First Technology Capital "FTC") announced that they are in the advanced stages of negotiating an agreement that would merge certain divisions of FTC into the Company.

     Under the proposed terms of the agreement, FTC will also provide the Company with a short term secured loan. This loan facility will provide bridge financing precedent to the sourcing of additional third party equity or long-term debt financing. In addition, and concurrently, certain insider debt obligations of the Company will be converted to equity. It is anticipated that the Company's customers should not notice any difference in the operations during the consolidation process.

     As a result of the completion of the proposed merger, the principals of FTC will hold a controlling interest in the newly constituted company. The combined capacities of the merged divisions will be focused to professionally address the asset management requirements of item and remittance processing groups. The Company's client offerings will include sourcing, maintenance, engineering and transportation services and disposal of high technology equipment required to support these processing groups.

     No assurances can be given that this transaction will be concluded or that the Company can arrange any additional or alternative financing to satisfy its current or longer term operating requirements, and the proposed agreement is subject to legal considerations and satisfactory finalization of due diligence by both companies. FTC has not assumed any liabilities or obligations of the Company pursuant to this announcement or proposed agreement.

     A copy of the press release issued by the Company and FTC announcing the events discussed above is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01.    Financial Statements and Exhibits.

Exhibit No.   Item

99.1          Press Release dated September 20, 2005



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                ONESOURCE TECHNOLOGIES, INC.


Dated:  September 20, 2005                 By:  /s/ Leonard J. Ksobiech
                                                -------------------------------
                                                Leonard J. Ksobiech
                                                Chief Financial Officer


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